UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2003

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	000-24890	95-4031807
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation or organization)	number)	identification no.)

18101 Von Karman Avenue
Irvine, California 92612
(Address of principal executive offices, including zip code)

949-752-5588
(Registrant’s telephone number, including area code)

Items 1 through 8 and 10 through 12 are not included because they are inapplicable.

This current report and its exhibits include forward-looking statements. Edison Mission Energy has based these forward-looking statements on its current expectations and projections about future events based upon its knowledge of facts as of the date of this current report and its assumptions about future events, some of which are stated in the exhibits. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison Mission Energy’s control. Edison Mission Energy has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.  Regulation FD Disclosure.

In connection with the contemplated term loan financing disclosed in Edison Mission Energy’s (EME’s) quarterly report filed on November 14, 2003 under Commission file number 000-24890, EME is making available to prospective lenders information about EME’s subsidiary, Mission Energy Holdings International, Inc., that previously has not been made publicly available, as Mission Energy Holdings International, Inc. is not and has never been a public company.  Mission Energy Holdings International, Inc., together with EME’s subsidiary Edison Mission Project Co., own all of the shares of MEC International, B.V., which in turn owns substantially all of EME’s international operations. EME is furnishing this information with this Form 8-K.

Copies of such information are attached as Exhibits 99.1 and 99.2. The information furnished in this Item 9, Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy (Registrant)

Date:	November 19, 2003	/s/ Kevin M. Smith
KEVIN M. SMITH Senior Vice President, Chief Financial Officer and Treasurer